     EXHIBIT 23.01
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2007 Omnibus Incentive Plan of Wabash National Corporation of our reports dated February 14, 2008, with respect to the consolidated financial statements of Wabash National Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2007, and internal control over financial reporting of Wabash National Corporation filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Indianapolis, Indiana
February 22, 2008